Exhibit 1.1

AutoNation, Inc.

UNDERWRITING AGREEMENT

dated January 27, 2012

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

SunTrust Robinson Humphrey Inc.

Underwriting Agreement

January 27, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH

  INCORPORATED

One Bryant Park

New York, NY 10036

As Representative of the several Underwriters

Ladies and Gentlemen:

Introductory. AutoNation, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, $350,000,000 principal amount of its 5.500% Senior Notes due 2020 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture dated as of April 14, 2010 (as defined in Section 4 hereof) (the “Base Indenture”), among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture dated as of the Closing Date (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). To the extent there are no additional underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

The Company hereby confirms its engagement of PNC Capital Markets LLC as, and PNC Capital Markets LLC hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter,” within the meaning of Rule 5121(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes. PNC Capital Markets LLC, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

1. Representations and Warranties. The Company and each Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-157354), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

(collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company and the Guarantors, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Preliminary Prospectus as of the time of filing pursuant to Rule 424(b) and the Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8(b) hereof.

The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (as defined herein) (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus, including any Preliminary Prospectus, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto. As of 2:30 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the

Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Distribution of Offering Material by the Company and the Guarantors. Neither the Company nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives.

(h) Registration Rights. There are no holders of securities (debt or equity) of the Company or any Guarantor, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or any Guarantor, who in connection with the issuance, sale and delivery of the Notes and the Guarantees, and the execution, delivery and performance of this Agreement, have the right to request the Company or any Guarantor to register securities held by them under the Securities Act.

(i) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise or any development or event involving a prospective change with respect to the foregoing (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its assets and properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(k) Good Standing of Subsidiaries. Each subsidiary of the Company is a corporation, limited liability company or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has corporate, limited liability company or partnership, as the case may be, power and authority to own, lease and operate its assets and properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or interests, as the case may be, of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or interests, as the case may be, of the subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(l) Guarantors. Each subsidiary which is or will be a Guarantor of the Securities is listed on Schedule B hereto and each of the Guarantors has all requisite corporate, limited liability company or partnership, as the case may be, power and authority to enter into and perform its respective obligations under this Agreement, the Notes and the Indenture (including the Guarantees) (together, the “Transaction Documents”) to which it is a party.

(m) Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(n) Authorization of the Notes and the Guarantees. The Notes have been duly authorized by the Company and the Company has all requisite corporate power and authority to execute, issue and deliver the Notes and to incur and perform its obligations provided for therein; the Guarantees have been duly authorized by each of the Guarantors and each of the Guarantors has all requisite corporate, limited liability company or partnership, as the case may be, power and authority to execute, issue and deliver the Guarantees and to incur and perform its obligations provided for therein. At the Closing Date, the Notes will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. At the Closing Date, the Guarantees of each Guarantor will have been duly endorsed on the Notes by each such Guarantor and, when the Notes are authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, upon such endorsement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(o) Authorization of the Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company, the Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, when the Supplemental Indenture is executed and delivered by the Company and each of the Guarantors and the Trustee, each of the Base Indenture and the Supplemental Indenture will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(p) Description of the Notes, the Guarantees and the Indenture. The Notes, the Guarantees and the Indenture conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus under the caption “Description of the Notes.”

(q) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(r) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) or has violated or is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the subsidiaries or any of their assets or properties, except in each case for such violations and defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Guarantors in connection with the transactions contemplated hereby or thereby or in the Disclosure Package and the Prospectus and the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus, as the case may be (including the issuance and sale of the Notes, the issuance of the Guarantees, and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Company and the Guarantors with its respective obligations hereunder have been duly authorized by all necessary corporate, limited liability or partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or, except as referred to in the Disclosure Package and the Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or, in any material respect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Guarantors of their respective obligations hereunder, in connection with the offering, the issuance or sale of the Notes, the issuance of the Guarantees hereunder or the consummation of the transactions contemplated by or for the due execution, delivery or performance of the Transaction Documents or any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of its subsidiaries in connection with the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except such as have already been obtained or except where the failure to make or obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not materially adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company and the Guarantors of their obligations under the Transaction Documents or reasonably be expected to result in a Material Adverse Effect.

(t) Absence of Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company and the Guarantors, threatened, against or affecting the Company or any of its subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company and the Guarantors of their obligations under the Transaction Documents. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Prospectus including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(u) Reporting Company. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(v) Independent Accountants. KPMG LLP, who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Securities Act with respect to the Company, the Guarantors and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Financial Statements. The financial statements, together with the related schedules and notes, filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary historical financial information included or incorporated by reference in each of the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The Company’s ratios of earnings to fixed charges set forth in each of the Preliminary Prospectus and the Prospectus under the captions “Ratio of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(y) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(z) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(aa) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as are (a) described in the Disclosure Package and the Prospectus or (b) not, singly or in the aggregate, material to the business of the Company and its subsidiaries, considered as one enterprise.

(bb) Tax Returns. All United States federal income tax returns of the Company and the subsidiaries required by law to be filed have been filed and all taxes shown by such returns or pursuant to any assessment received by the Company or any subsidiary, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law, except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of all federal, state, local and foreign tax liabilities of the Company and each subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(cc) Investment Company Act. None of the Company or the Guarantors is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospects, none will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(dd) Insurance. The Company and the subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, or are self-insured with adequate reserves, in such amounts, with such limits, subject to such deductions and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(ee) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares of capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

(ff) Stabilization or Manipulation. Neither the Company nor any Guarantor has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any Guarantor in order to facilitate the sale or resale of the Notes or the Guarantees.

(gg) Related Party Transactions. To the Company’s knowledge based on responses received from its directors and officers pursuant to director and officer questionnaires, no relationship, direct or indirect, exists between or among any of the Company, the Guarantors or any affiliates of the Company or the Guarantors, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the Securities Act or by the rules and regulations enacted thereunder to be described in the Preliminary Prospectus or the Prospectus which is not so described or is not described as required (including by means of incorporation by reference).

(hh) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Each of the Company, the Guarantors and their subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access or disposal of assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences except, in each case, which inadequacy, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) No Material Weakness in Internal Controls. Since the end of the Company’s most recent fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company and the Guarantors, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ll) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(mm) No Conflict with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(nn) Suppliers. No supplier of merchandise to the Company or any of the subsidiaries has ceased shipments of merchandise to the Company or any of the subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would not result in a Material Adverse Effect.

(oo) Environmental Laws. Except as described in the Disclosure Package and the Prospectus and except for such matters as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, licenses, authorizations and approvals required for their respective businesses under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and the Guarantors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the subsidiaries relating to any Hazardous Materials or Environmental Laws.

(pp) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantors, is imminent, which would reasonably be expected to result in a Material Adverse Effect.

(qq) Brokers. Other than the underwriting discount pursuant to Section 2 of this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(rr) Sarbanes-Oxley Compliance. The Company, the Guarantors and their respective directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market related data included in each of the Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(tt) Franchise Agreements. Each franchise agreement, in each case between a subsidiary of the Company and the applicable manufacturer, has been duly authorized by the Company and such subsidiaries, and, as of the Closing Date, the Company shall have obtained all consents, authorizations and approvals from the manufacturers required to consummate the Offering, except where the failure to obtain any such consents, authorizations and approvals would not reasonably be expected (x) to have a Material Adverse Effect and (y) to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations under the Transaction Documents.

(uu) Officer’s Certificates. Any certificate signed by any officer of any of the Company, the Guarantors or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by each of the Company and the Guarantors to each Underwriter as to the matters covered thereby.

2. Purchase and Sale. The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.625% of the principal amount thereof.

3. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

(a) Delivery of certificates for the Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time on February 1, 2012, or such other time and date not later than 1:30 p.m. New York time on February 15, 2012, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed the Representatives, in their sole judgment, have determined is advisable and practicable.

(c) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d) Delivery of the Notes. Delivery of the Notes shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. (New York City time) on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

4. Covenants. The Company and the Guarantors, jointly and severally, covenant and agree with each of the Underwriters as follows:

(a) Representatives Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 1(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Company or the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new

registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(g) Copies of Any Amendments and Supplements to the Prospectus. The Company agrees to furnish to the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.

(h) Copies of the Registration Statements and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto (excluding exhibits) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(i) Blue Sky Compliance. The Company and the Guarantors shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives and consented to by the Company, and the Company and the Guarantors shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company and the Guarantors will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantors shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(k) Agreement Not to Offer to Sell Additional Securities. During the period of 90 days following the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent may be withheld at the sole discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open

“put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(l) DTC. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(m) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(n) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to the Representatives (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange.

(r) No Manipulation of Price. Neither the Company nor the Guarantors will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(s) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(t) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

5. Payment of Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement, (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, (x) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the fees and expenses of the QIU) and (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. It is understood, however, that, except as provided in this Section 5, Section 7, Section 8, Section 9 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Company and each Guarantor herein are true and correct at and as of the date hereof and the Closing Date, the condition that the Company and each Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from KPMG LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering certain financial information included in or incorporated by reference in the Disclosure Package and other customary information.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any Material Adverse Effect that makes it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

(d) Opinion of Counsel for the Company. On the Closing Date, the Underwriters shall have received the favorable opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, and (ii) C. Coleman G. Edmunds, Senior Vice President, Deputy General Counsel and Assistant Secretary of the Company dated as of such Closing Date, the forms of which are attached as Exhibit A-1 and A-2.

(e) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) (iii) and (c)(ii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Effect;

(ii) the representations and warranties of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Company and the Guarantors have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(g) Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from KPMG LLP, independent public accountants for the Company, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that (i) it shall cover certain financial information included in or incorporated by reference to the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

(h) Form of Securities and Indenture. The Securities and the Indenture shall be executed by the Company, or the Guarantors, as the case may be, in form and substance reasonably satisfactory to the Representatives and the Trustee.

(i) Closing Documents. At the Closing Date, the Company and the Guarantors shall have furnished counsel for the Company, the Guarantors or the Underwriters, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.

(j) CFO Certificate. On the date hereof and on the Closing Date, the Representatives shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of the date hereof and as of the Closing Date, respectively, the form of which is attached as Exhibit B.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination.

7. Reimbursement of Underwriters’ Expenses.

If this Agreement is terminated by the Representatives pursuant to Section 6 or Section 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, affiliates, agents and each such controlling person for any and all expenses (including, subject to Section 8(c), the fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, affiliates and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, each of their respective directors and their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the

Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company and the Guarantors, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company and the Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information that the Underwriters have furnished to the Company through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph, the fifth paragraph, the third sentence of the seventh paragraph and the ninth and tenth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or the other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Merrill Lynch, Pierce, Fenner & Smith Incorporated in the case of Section 8(b)), representing all indemnified parties who are parties to such action); provided, however, that if indemnity may be sought pursuant to Section 8(e) below in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate counsel (in addition to any local counsel) for the QIU in its capacity as a “qualified independent underwriter”, its directors, officers, employees, agents and affiliates and each person, if any, who controls the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties (any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU); or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless the QIU, its directors, officers, employees, agents and affiliates and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121(f)(12)) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

9. Contribution.

(a) If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or disbursements reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee, affiliates and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or a Guarantor, each officer of the Company or a Guarantor who signed the Registration Statement and each person, if any, who controls the Company or a Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

10. Default of One or More of the Several Underwriters.

(a) If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer

Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Termination of this Agreement.

(a) Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, Inc., (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sales or delivery of the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or any Guarantor to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5, 7, 8 and 9 hereof or (b) any Underwriter to the Company.

12. No Advisory or Fiduciary Responsibility.

(a) The Company and each Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and such Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and such Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the advisor, agent or fiduciary of the Company, the Guarantors or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or such Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or such Guarantor on other matters) and no Underwriter has any obligation to the Company or such Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and each Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company or such Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, or any person controlling the Underwriter or the QIU or (B) acceptance of the Securities and payment for them hereunder. The provisions of Section 5, Section 7, Section 8, Section 9, this Section 13 and Section 17 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

One Bryant Park

New York, NY 10036

Facsimile: (212) 901-7897

Attention: Legal Department

and:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: John Lobrano

If to the Company:

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

Facsimile: (954) 769-6340

Attention: Jonathan P. Ferrando

and:

Skadden, Arps, Slate, Meagher & Flom LLP

155 N. Wacker Drive

Chicago, IL 60606-1720

Facsimile: (312) 407-8504

Attention: Gary P. Cullen

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company and the Guarantors, their respective directors, any person who controls the Company or any of the Guarantors within the meaning of the Securities Act and the Exchange Act and any officer of the Company or any Guarantor who signed the Registration Statement, (ii) the Underwriters, the officers, directors, employees, affiliates and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, (iii) the QIU, the QIU’s officers, directors, employees, affiliates and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act and the Exchange Act and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AUTONATION, INC.

By:	/s/ C. Coleman G. Edmunds
	Name:	C. Coleman G. Edmunds
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

THE GUARANTORS NAMED IN SCHEDULE B ATTACHED HERETO

All by:	/s/ C. Coleman G. Edmunds
	Name:	C. Coleman G. Edmunds
	Title:	Authorized Signatory

The foregoing Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting as Representative of the several Underwriters named in the attached Schedule A.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Matt Holbrook
Name: Matt Holbrook
Title: Director

SCHEDULE A

Underwriters	Principal Amount of Securities To Be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$105,000,000
J.P. Morgan Securities LLC	70,000,000
Wells Fargo Securities, LLC	59,500,000
SunTrust Robinson Humphrey Inc.	52,500,000
Mitsubishi UFJ Securities (USA), Inc.	17,500,000
Mizuho Securities USA Inc.	17,500,000
Comerica Securities, Inc.	7,000,000
Fifth Third Securities, Inc.	7,000,000
PNC Capital Markets LLC	7,000,000
U.S. Bancorp Investments, Inc.	7,000,000

Total	$350,000,000

SCHEDULE B

Guarantors

7 Rod Real Estate North, a Limited Liability Company

7 Rod Real Estate South, a Limited Liability Company

Abraham Chevrolet-Miami, Inc.

Abraham Chevrolet-Tampa, Inc.

ACER Fiduciary, Inc.

Al Maroone Ford, LLC

Albert Berry Motors, Inc.

Allison Bavarian

Allison Bavarian Holding, LLC

All-State Rent A Car, Inc.

American Way Motors, Inc.

AN Cadillac of WPB, LLC

AN Central Region Management, LLC

AN Chevrolet - Arrowhead, Inc.

AN CJ Valencia, Inc.

AN Collision Center of Addison, Inc.

AN Collision Center of Las Vegas, Inc.

AN Collision Center of North Houston, Inc.

AN Collision Center of Tempe, Inc.

AN Corporate Management Payroll Corp.

AN Corpus Christi Chevrolet, LP

AN Corpus Christi GP, LLC

AN Corpus Christi Imports Adv. GP, LLC

AN Corpus Christi Imports Adv., LP

AN Corpus Christi Imports GP, LLC

AN Corpus Christi Imports II GP, LLC

AN Corpus Christi Imports II, LP

AN Corpus Christi Imports, LP

AN Corpus Christi Motors, Inc.

AN Corpus Christi T. Imports GP, LLC

AN Corpus Christi T. Imports, LP

AN County Line Ford, Inc.

AN Dealership Holding Corp.

AN F. Imports of Atlanta, LLC

AN F. Imports of Hawthorne Holding, LLC

AN F. Imports of Hawthorne, Inc.

AN F. Imports of North Denver, Inc.

AN F. Imports of North Phoenix, Inc.

AN F. Imports of Roseville Holding, LLC

AN F. Imports of Roseville, Inc.

AN F. Imports of Seattle, Inc.

AN F. Imports of Sterling, LLC

AN Florida Region Management, LLC

AN Fort Myers Imports, LLC

AN Fremont Luxury Imports, Inc.

AN H. Imports of Atlanta, LLC

AN Imports of Ft. Lauderdale, Inc.

AN Imports of Seattle, Inc.

AN Imports of Spokane, Inc.

AN Imports of Stevens Creek, Inc.

AN Imports of Stevens Creek Holding, LLC

AN Imports on Weston Road, Inc.

AN Luxury Imports GP, LLC

AN Luxury Imports Holding, LLC

AN Luxury Imports of Coconut Creek, Inc.

AN Luxury Imports of Palm Beach, Inc.

AN Luxury Imports of Pembroke Pines, Inc.

AN Luxury Imports of Phoenix, Inc.

AN Luxury Imports of San Diego, Inc.

AN Luxury Imports of Sanford, Inc.

AN Luxury Imports of Sarasota, Inc.

AN Luxury Imports of Spokane, Inc.

AN Luxury Imports of Tucson, Inc.

AN Luxury Imports, Ltd.

AN Motors of Brooksville, Inc.

AN Motors of Dallas, Inc.

AN Motors of Delray Beach, Inc.

AN Motors of Englewood, Inc.

AN Motors of Memphis, Inc.

AN Motors of Scottsdale, LLC

AN Pontiac GMC Houston North GP, LLC

AN Pontiac GMC Houston North, LP

AN Seattle Motors, Inc.

AN Subaru Motors, Inc.

AN T. Imports of Atlanta, LLC

AN Texas Region Management, Ltd.

AN Tucson Imports, LLC

AN West Central Region Management, LLC

AN Western Region Management, LLC

AN/CF Acquisition Corp.

AN/GMF, Inc.

AN/KPBG Motors, Inc.

AN/MF Acquisition Corp.

AN/MNI Acquisition Corp.

AN/PF Acquisition Corp.

Anderson Chevrolet

Anderson Chevrolet Los Gatos, Inc.

Anderson Cupertino, Inc.

Appleway Chevrolet, Inc.

Atrium Restaurants, Inc.

Auto Ad Agency, Inc.

Auto Car Holding, LLC

Auto Car, Inc.

Auto Holding, LLC

Auto Mission Holding, LLC

Auto Mission Ltd.

Auto West, Inc.

Autohaus Holdings, Inc.

AutoNation Benefits Company, Inc.

AutoNation Corporate Management, LLC

AutoNation Dodge of Pembroke Pines, Inc.

AutoNation Enterprises Incorporated

AutoNation Financial Services, LLC

AutoNation Fort Worth Motors, Ltd.

AutoNation GM GP, LLC

AutoNation Holding Corp.

AutoNation Imports of Katy GP, LLC

AutoNation Imports of Katy, L.P.

AutoNation Imports of Lithia Springs, Inc.

AutoNation Imports of Longwood, Inc.

AutoNation Imports of Palm Beach, Inc.

AutoNation Imports of Winter Park, Inc.

AutoNation Motors Holding Corp.

AutoNation Motors of Lithia Springs, Inc.

AutoNation North Texas Management GP, LLC

AutoNation Northwest Management, LLC

AutoNation Orlando Venture Holdings, Inc.

AutoNation Realty Corporation

AutoNation USA of Perrine, Inc.

AutoNation V. Imports of Delray Beach, LLC

AutoNationDirect.com, Inc.

Bankston Auto, Inc.

Bankston Chrysler Jeep of Frisco, L.P.

Bankston CJ GP, LLC

Bankston Ford of Frisco, Ltd. Co.

Bankston Nissan in Irving, Inc.

Bankston Nissan Lewisville GP, LLC

Bankston Nissan Lewisville, Ltd.

Bargain Rent-A-Car

Batfish, LLC

BBCSS, Inc.

Beach City Chevrolet Company, Inc.

Beach City Holding, LLC

Beacon Motors, Inc.

Bell Dodge, L.L.C.

Bengal Motor Company, Ltd.

Bengal Motors, Inc.

Bill Ayares Chevrolet, LLC

Bledsoe Dodge, LLC

Bob Townsend Ford, Inc.

Body Shop Holding Corp.

BOSC Automotive Realty, Inc.

Brown & Brown Chevrolet - Superstition Springs, LLC

Brown & Brown Chevrolet, Inc.

Brown & Brown Nissan Mesa, LLC

Brown & Brown Nissan, Inc.

Buick Mart Limited Partnership

Bull Motors, LLC

C. Garrett, Inc.

Carlisle Motors, LLC

Carwell Holding, LLC

Carwell, LLC

Cerritos Body Works Holding, LLC

Cerritos Body Works, Inc.

Champion Chevrolet Holding, LLC

Champion Chevrolet, LLC

Champion Ford, Inc.

Charlie Hillard, Inc.

Charlie Thomas Chevrolet GP, LLC

Charlie Thomas Chevrolet, Ltd.

Charlie Thomas Chrysler-Plymouth, Inc.

Charlie Thomas’ Courtesy Ford, Ltd.

Charlie Thomas’ Courtesy GP, LLC

Charlie Thomas Courtesy Leasing, Inc.

Charlie Thomas F. GP, LLC

Charlie Thomas Ford, Ltd.

Chesrown Auto, LLC

Chesrown Chevrolet, LLC

Chesrown Collision Center, Inc.

Chesrown Ford, Inc.

Chevrolet World, Inc.

Chuck Clancy Ford of Marietta, LLC

CJ Valencia Holding, LLC

Coastal Cadillac, Inc.

Consumer Car Care Corporation

Contemporary Cars, Inc.

Cook-Whitehead Ford, Inc.

Corporate Properties Holding, Inc.

Costa Mesa Cars Holding, LLC

Costa Mesa Cars, Inc.

Courtesy Auto Group, Inc.

Courtesy Broadway, LLC

Covington Pike Motors, Inc.

CT Intercontinental GP, LLC

CT Intercontinental, Ltd.

CT Motors, Inc.

D/L Motor Company

Deal Dodge of Des Plaines, Inc.

Dealership Properties, Inc.

Dealership Realty Corporation

Desert Buick-GMC Trucks, L.L.C.

Desert Chrysler-Plymouth, Inc.

Desert Dodge, Inc.

Desert GMC, L.L.C.

Dobbs Ford of Memphis, Inc.

Dobbs Ford, Inc.

Dobbs Mobile Bay, Inc.

Dobbs Motors of Arizona, Inc.

Dodge of Bellevue, Inc.

Don Mealey Chevrolet, Inc.

Don Mealey Imports, Inc.

Don-A-Vee Jeep Eagle, Inc.

Driver’s Mart Worldwide, Inc.

Eastgate Ford, Inc.

Ed Mullinax Ford, LLC

Edgren Motor Company, Inc.

Edgren Motor Holding, LLC

El Monte Imports Holding, LLC

El Monte Imports, Inc.

El Monte Motors Holding, LLC

El Monte Motors, Inc.

Elmhurst Auto Mall, Inc.

Emich Chrysler Plymouth, LLC

Emich Dodge, LLC

Emich Oldsmobile, LLC

Emich Subaru West, LLC

Empire Services Agency, Inc.

Financial Services GP, LLC

Financial Services, Ltd.

First Team Automotive Corp.

First Team Ford of Manatee, Ltd.

First Team Ford, Ltd

First Team Imports, Ltd.

First Team Jeep Eagle, Chrysler-Plymouth, Ltd.

First Team Management, Inc.

First Team Premier, Ltd.

Fit Kit Holding, LLC

Fit Kit, Inc.

Florida Auto Corp.

Ford of Garden Grove Limited Partnership

Ford of Kirkland, Inc.

Fox Chevrolet, LLC

Fox Imports, LLC

Fox Motors, LLC

Fred Oakley Motors, Inc.

Fremont Luxury Imports Holding, LLC

Ft. Lauderdale Nissan, Inc.

G.B. Import Sales & Service Holding, LLC

G.B. Import Sales & Service, LLC

Gene Evans Ford, LLC

George Sutherlin Nissan, LLC

Government Boulevard Motors, Inc.

Gulf Management, Inc.

Hayward Dodge, Inc.

Hillard Auto Group, Inc.

Hollywood Imports Limited, Inc.

Hollywood Kia, Inc.

Horizon Chevrolet, Inc.

House of Imports Holding, LLC

House of Imports, Inc.

Houston Auto M. Imports Greenway, Ltd.

Houston Auto M. Imports North, Ltd.

Houston Imports Greenway GP, LLC

Houston Imports North GP, LLC

Irvine Imports Holding, LLC

Irvine Imports, Inc.

Irvine Toyota/Nissan/Volvo Limited Partnership

Jemautco, Inc.

Jerry Gleason Chevrolet, Inc.

Jerry Gleason Dodge, Inc.

Jim Quinlan Chevrolet Co.

Joe MacPherson Ford

Joe MacPherson Imports No. I

Joe MacPherson Infiniti

Joe MacPherson Infiniti Holding, LLC

Joe MacPherson Oldsmobile

John M. Lance Ford, LLC

J-R Advertising Company

J-R Motors Company North

J-R Motors Company South

JRJ Investments, Inc.

J-R-M Motors Company Northwest, LLC

Kenyon Dodge, Inc.

King’s Crown Ford, Inc.

L.P. Evans Motors WPB, Inc.

L.P. Evans Motors, Inc.

Lance Children, Inc.

Leesburg Imports, LLC

Leesburg Motors, LLC

Les Marks Chevrolet, Inc.

Lew Webb’s Ford, Inc.

Lew Webb’s Irvine Nissan Holding, LLC

Lew Webb’s Irvine Nissan, Inc.

Lewisville Imports GP, LLC

Lewisville Imports, Ltd.

Lexus of Cerritos Limited Partnership

Lot 4 Real Estate Holdings, LLC

MacHoward Leasing

MacHoward Leasing Holding, LLC

MacPherson Enterprises, Inc.

Magic Acquisition Corp.

Magic Acquisition Holding, LLC

Marks Family Dealerships, Inc.

Marks Transport, Inc.

Maroone Chevrolet Ft. Lauderdale, Inc.

Maroone Chevrolet, LLC

Maroone Dodge, LLC

Maroone Ford, LLC

Maroone Management Services, Inc

MC/RII, LLC

Mealey Holdings, Inc.

Mechanical Warranty Protection, Inc.

Metro Chrysler Jeep, Inc.

Midway Chevrolet, Inc.

Mike Hall Chevrolet, Inc.

Mike Shad Chrysler Plymouth Jeep Eagle, Inc.

Mike Shad Ford, Inc.

Miller-Sutherlin Automotive, LLC

Mission Blvd. Motors, Inc.

Mr. Wheels Holding, LLC

Mr. Wheels, Inc.

Mullinax East, LLC

Mullinax Ford North Canton, Inc.

Mullinax Ford South, Inc.

Mullinax Lincoln Mercury, Inc.

Mullinax Used Cars, Inc.

Naperville Imports, Inc.

Newport Beach Cars Holding, LLC

Newport Beach Cars, LLC

Nichols Ford, Ltd.

Nichols GP, LLC

Nissan of Brandon, Inc.

Northpoint Chevrolet, LLC

Northpoint Ford, Inc.

Northwest Financial Group, Inc.

Ontario Dodge, Inc.

Oxnard Venture Holdings, Inc.

Payton-Wright Ford Sales, Inc.

Peyton Cramer Automotive

Peyton Cramer Automotive Holding, LLC

Peyton Cramer F. Holding, LLC

Peyton Cramer Ford

Peyton Cramer Infiniti

Peyton Cramer Infiniti Holding, LLC

Peyton Cramer Jaguar

Peyton Cramer Lincoln-Mercury

Peyton Cramer LM Holding, LLC

Pierce Automotive Corporation

Pierce, LLC

Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.

Plains Chevrolet GP, LLC

Plains Chevrolet, Ltd.

PMWQ, Inc.

PMWQ, Ltd.

Port City Imports, Inc.

Prime Auto Resources, Inc.

Quality Nissan GP, LLC

Quality Nissan, Ltd.

Quinlan Motors, Inc.

R. Coop Limited

R.L. Buscher II, Inc.

R.L. Buscher III, Inc.

Real Estate Holdings, Inc.

Republic DM Property Acquisition Corp.

Republic Resources Company

Republic Risk Management Services, Inc.

Resources Aviation, Inc.

RI Merger Corp.

RI/BB Acquisition Corp.

RI/BBNM Acquisition Corp

RI/BRC Real Estate Corp.

RI/DM Acquisition Corp.

RI/Hollywood Nissan Acquisition Corp.

RI/LLC Acquisition Corp.

RI/LLC-2 Acquisition Corp.

RI/RMC Acquisition GP, LLC

RI/RMC Acquisition, Ltd.

RI/RMP Acquisition Corp.

RI/RMT Acquisition GP, LLC

RI/RMT Acquisition, Ltd.

RI/WFI Acquisition Corporation

RKR Motors, Inc.

Roseville Motor Corporation

Roseville Motor Holding, LLC

Sahara Imports, Inc.

Sahara Nissan, Inc.

Saul Chevrolet Holding, LLC

SCM Realty, Inc.

Shamrock F. Holding, LLC

Shamrock Ford, Inc.

Six Jays LLC

SMI Motors Holding, LLC

SMI Motors, Inc.

Smythe European Holding, LLC

Smythe European, Inc.

Southwest Dodge, LLC

Spitfire Properties, Inc.

Star Motors, LLC

Steakley Chevrolet GP, LLC

Steakley Chevrolet, Ltd.

Steeplechase Motor Company

Steve Moore Chevrolet Delray, LLC

Steve Moore Chevrolet, LLC

Steve Moore’s Buy-Right Auto Center, Inc.

Stevens Creek Holding, LLC

Stevens Creek Motors, Inc.

Sunrise Nissan of Jacksonville, Inc.

Sunrise Nissan of Orange Park, Inc.

Sunset Pontiac-GMC Truck South, Inc.

Sunset Pontiac-GMC, Inc.

Superior Nissan, Inc.

Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC

Sutherlin H. Imports, LLC

Sutherlin Imports, LLC

Sutherlin Nissan, LLC

Sutherlin Town Center, Inc.

Tartan Advertising, Inc.

Tasha Incorporated

Taylor Jeep Eagle, LLC

Terry York Motor Cars Holding, LLC

Terry York Motor Cars, Ltd.

Texan Ford Sales, Ltd.

Texan Ford, Inc.

Texan Sales GP, LLC

Texas Management Companies LP, LLC

The Consulting Source, Inc.

The Pierce Corporation II, Inc.

Tinley Park A. Imports, Inc.

Tinley Park J. Imports, Inc.

Tinley Park V. Imports, Inc.

Torrance Nissan Holding, LLC

Torrance Nissan, LLC

Tousley Ford, Inc.

Toyota Cerritos Limited Partnership

Triangle Corporation

T-West Sales & Service, Inc.

Valencia B. Imports Holding, LLC

Valencia B. Imports, Inc.

Valencia Dodge

Valencia Dodge Holding, LLC

Valencia H. Imports Holding, LLC

Valencia H. Imports, Inc.

Valley Chevrolet, LLC

Vanderbeek Motors Holding, LLC

Vanderbeek Motors, Inc.

Vanderbeek Olds/GMC Truck, Inc.

Vanderbeek Truck Holding, LLC

Village Motors, LLC

Vince Wiese Chevrolet, Inc.

Vince Wiese Holding, LLC

W.O. Bankston Nissan, Inc.

Wallace Dodge, LLC

Wallace Ford, LLC

Wallace Lincoln-Mercury, LLC

Wallace Nissan, LLC

Webb Automotive Group, Inc.

West Colton Cars, Inc.

West Side Motors, Inc.

Westgate Chevrolet GP, LLC

Westgate Chevrolet, Ltd.

Westmont A. Imports, Inc.

Westmont B. Imports, Inc.

Westmont M. Imports, Inc.

Woody Capital Investment Company II

Woody Capital Investment Company III

Working Man’s Credit Plan, Inc.

SCHEDULE C

Issuer Free Writing Prospectuses

Pricing Term Sheet, dated January 27, 2012, relating to the Securities approved by the Representatives and filed with the Commission pursuant to Rule 433

Exhibit A-1

Form of Opinion of Counsel for the Company

Opinion of counsel for the Company and the Guarantors to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

1.	The Company is duly incorporated and is validly existing and in good standing under the DGCL.

2.	The Company has the status identified on a scheduled attached to such opinion of counsel set forth opposite the jurisdiction identified on such schedule, as of the date identified on such schedule.

3.	The Company has the corporate power and authority to execute and deliver each of the Transaction Agreements and to consummate the transactions contemplated thereby under the DGCL.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL and duly executed and delivered by the Company under the laws of the State of New York to the extent that such execution and delivery is governed by the laws of the State of New York.

5.	The Indenture has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL and constitutes the valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms under the laws of the State of New York.

6.	Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Notes: (i) conflicts with the Organizational Documents or (ii) constitutes a violation of, or a default under, any Scheduled Contract.

7.	Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Notes: (i) violates any law, rule or regulation of the State of Delaware, the State of New York or the United States of America or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of Delaware, the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

8.	The Note Certificate has been duly authorized by all requisite corporate action on the part of the Company under the DGCL and duly executed by the Company, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute a valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms under the laws of the State of New York.

9.	The statements in the Prospectus and the Disclosure Package under the caption “Description of the Notes,” insofar as such statements purport to summarize certain provisions of the Indenture and the Note Certificate, fairly summarize such provisions in all material respects.

10.	The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus and the Disclosure Package under the caption “Use of Proceeds,” will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

11.	Assuming the accuracy of the representations and warranties of the Company set forth in Section 1(c) of the Underwriting Agreement, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Rules and Regulations and, pursuant to Section 309 of the Trust Indenture Act of 1939, the Indenture has been qualified under the Trust Indenture Act of 1939, and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

12.	That under current U.S. federal income tax law, although the discussion set forth in the Prospectus Supplement under the heading “Material U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership or disposition of the Notes by a non-U.S. holder, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences that are anticipated to be material to non-U.S. holders who purchase the Notes pursuant to the Final Prospectus Supplement.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company, representatives of the Underwriters and Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at which the contents of the Registration Statement, the Prospectus, the Disclosure Package (as defined below) and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure

Package and have made no independent check or verification thereof (except to the limited extent referred to (i) in paragraph 9 of our opinion, in our capacity as special counsel to the Company, to you dated the date hereof and (ii) in our opinion, in our capacity as special tax counsel to the Company, to you dated the date hereof).

13.	On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below) and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report thereon, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report thereon, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein).

Exhibit A-2

Form of Opinion of In-House Counsel for the Company

1.	The Company and each of the Guarantors has been duly incorporated or organized, as the case may be, and each of the Guarantors is validly existing in good standing under the laws of its respective state of incorporation or organization, with corporate, limited liability company or partnership, as the case may be, power and authority to own, lease and operate its assets and properties and conduct its business to the extent described in the Disclosure Package and the Prospectus.

2.	Each of the Company and the Guarantors has the corporate, limited liability company or partnership, as the case may be, power and authority to execute and deliver each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

3.	Each of the Guarantors is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4.	No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Transaction Documents by the Guarantors or the consummation by the Guarantors of the transactions contemplated thereby.

5.	To the best of my knowledge, neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws and, except where such defaults would not result in a Material Adverse Effect, no default by the Company or any of its Subsidiaries exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in each of the Disclosure Package or Prospectus or incorporated by reference therein.

6.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Guarantors.

7.	The Indenture has been duly authorized, executed and delivered by each of the Guarantors and is a valid and binding agreement of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms.

8.	The Guarantees are in the form contemplated by the Indenture and have been duly authorized and executed by each of the Guarantors and, when executed and delivered by each of the Guarantors in accordance with the provisions of the Indenture, each Guarantee will constitute the valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms.

9.	The documents incorporated by reference in each of the Disclosure Package and the Prospectus (other than the financial statements and supporting schedules therein, as to which no opinion is being rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

10.	To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the assets or property of the Company or any Subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by each of the Disclosure Package or the Prospectus.

11.	The execution and delivery by the Guarantors of each of the Transaction Documents and the consummation by the Guarantors of the transactions contemplated thereby, including the issuance of the Guarantees, will not (i) conflict with the Certificate of Incorporation or Bylaws of the Guarantors, (ii) constitute a violation of, or breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Law. I do not express any opinion, however, as to whether the execution, delivery and performance by the Guarantors of each of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Guarantors or any of their subsidiaries.

In addition, I have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent registered public accountants of the Company and representatives of the Underwriters, and Simpson Thacher & Bartlett LLP, counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus, the Disclosure Package (as defined below) and related matters were discussed. I do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and have made no independent check or verification thereof.

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case I do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to my attention that have caused me to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case I do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on the basis of the foregoing, no facts have come to my attention that have caused me to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that I do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein).

EXHIBIT B

AUTONATION, INC.

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

[January 27] [Closing Date], 2012

The undersigned, Michael J. Short, Executive Vice President and Chief Financial Officer of AutoNation, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offer and sale of $350,000,000 aggregate principal amount of 5.500% Senior Notes due 2020 (the “Notes”), and pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated January 27, 2012, among the Company, the guarantors of the Notes and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey Inc. and the other underwriters party thereto (collectively, the “Underwriters”), hereby certifies that, as of the date hereof:

1. The undersigned has reviewed the Company’s preliminary prospectus supplement, dated January 27, 2012, as supplemented by the pricing term sheet dated January 27, 2012, including each of the documents incorporated by reference therein (collectively, the “Offering Materials”), each relating to the offering of the Notes.

2. The undersigned is knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and, together with the Company’s chief executive officer, is responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company.

3. The undersigned has read (i) the Company’s financial statements incorporated by reference into the Offering Materials, (ii) the Company’s unaudited consolidated financial information for October and November of 2011 and (iii) the Company’s unaudited consolidated financial information for December of both 2010 and 2011 (the “December Unaudited Monthly Financial Information”), and the undersigned has reviewed the 2010 and 2011 minutes of meetings of the shareholders, the board of directors and the committees of the board of directors, and made such further investigations as he has deemed necessary to make the certifications set forth herein. There is presently no unaudited consolidated financial information of the Company available for any period subsequent to December 31, 2011.

4. To my knowledge, such December Unaudited Monthly Financial Information are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Offering Materials, and presents fairly, in all material respects, the financial condition of the Company and its consolidated subsidiaries and their results of operations for the periods shown. I, or persons acting under my supervision, have reviewed the December Unaudited Monthly Financial Information and compared the amounts contained therein to the Company’s accounting records and found them to be in agreement.

5.

i.	To my knowledge, there were no decreases for the period from December 1, 2011 to December 31, 2011, as compared with the corresponding period in the preceding year, in consolidated total revenue or net income, except in all instances for changes, increases, or decreases that the Offering Materials discloses have occurred or may occur and except as follows:

(in Millions)
Unaudited
	One Month Ended 12/31/2011	One Month Ended 12/31/2010	Decrease
Net Income	$	$	$

ii.	To my knowledge, at December 31, 2011, there was no change in the common stock, increase in long-term debt, or any decreases in consolidated current assets or shareholders’ equity of the Company as compared with amounts shown in the September 30, 2011 unaudited condensed consolidated balance sheet incorporated by reference in the Offering Materials, except as follows:

(in Millions)
Unaudited
	Amount as of 12/31/2011	Amount as of 9/30/2011	Increase (Decrease)
Long Term Debt	$	$	$
Shareholders’ Equity	$	$	$

6. The undersigned acknowledges and agrees that the Underwriters will be relying upon this certificate as part of their due diligence review in relation to the offering of the Notes and that Simpson Thacher & Bartlett LLP and Skadden, Arps, Slate, Meagher & Flom LLP may rely on this certificate in connection with the opinions and disclosure letters such firms are rendering and delivering pursuant to the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first set forth above.

By:
Name:	Michael J. Short
Title:	Executive Vice President and Chief Financial Officer